Exhibit 99.1

urban-gro, Inc. and Desert Aire Enter into Strategic Agreement to Provide

GrowAire™ Solutions for Cannabis Cultivation Facilities

Integrated Temperature, Humidity and Airflow Solutions Enhance and Protect Crops

Lafayette, Colo., (January 22, 2020) – urban-gro, Inc. (OTCQX: UGRO) (“urban-gro” or the “Company”), a leading engineering, design, and product solutions company that creates high performance cannabis cultivation facilities around the world, is pleased to announce that it has entered into a strategic agreement with Desert Aire to be a provider of GrowAire™ systems to the indoor cannabis cultivation market. urban-gro is being regarded as a Systems Integration National Account for Desert Aire within the indoor agriculture market.

Brian Zimmerman, PE, Executive Vice President of Engineering for urban-gro, notes, “over the past few years, I have personally provided MEP design services for over a dozen cultivation projects utilizing GrowAire’s integrated temperature, humidity and airflow solution. GrowAire’s integrated systems have created predictable, stable environments with increased energy efficiency. I am excited that urban-gro will now have the ability to provide this alternative to its growing customer base.”

Conventional air conditioners are neither designed nor capable of consistently and efficiently controlling environments with high temperature and humidity load demands. Dehumidification is often an afterthought, and portable dehumidifiers do not deliver the cross-functional benefits of environmental control.

“Desert Aire has designed GrowAire specifically for meeting the sensible and latent needs of indoor growing climates,” said Paul Stewart, Vice President of Sales for Desert Aire LLC. “It is a natural fit to work with a design and systems integration leader such as urban-gro to ensure cultivators efficiently manage and optimize their cultivation operations.”

Bradley Nattrass, Co-Founder, Chairman, and Chief Executive Officer of urban-gro, commented, “Subsequent to our acquisition of the MEP firm Impact Engineering in Q1 2019, and in line with our ongoing focus of integrating complex environmental equipment systems into our customers’ facilities, it is a natural step for urban-gro to partner with purpose-built HVAC solutions providers such as GrowAire. By doing so, we are providing our North America customers with solutions that assist them in maintaining a competitive advantage both today and into the future.”

About urban-gro, Inc.

urban-gro, Inc. (OTCQX: UGRO) is a leading engineering, design, and product solutions company that creates high performance cannabis cultivation facilities around the world. Our highly tailored, plant-centric approach to the design, procurement, and integration of complex equipment systems provides a single point of accountability throughout the project lifecycle. urban-gro ensures operational efficiency and economic advantage for commercial cultivators through a full spectrum of professional services focused on facility optimization, and compliant integrated pest management programs promoting environmental health. In every engagement, our unwavering focus is on solutions that ensure success. Visit www.urban-gro.com to learn more. Follow urban-gro on Instagram, Facebook, Twitter and LinkedIn.

About Desert Aire LLC

Desert Aire LLC is a Milwaukee-based manufacturer of commercial and industrial humidity and climate control systems. Desert Aire systems provide healthy and comfortable indoor environments while saving energy in a variety of settings including indoor pool facilities, cultivation facilities, commercial greenhouses, indoor water parks, ice rinks, schools and universities, rec and fitness centers, office and retail buildings, and water treatment plants. Visit www.Desert-Aire.com for more information.

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Safe Harbor Statement

This press release may contain forward looking statements which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including statements related to the amount and timing of expected revenues and any payment of dividends related to our financial performance, expected income, distributions, and future growth for upcoming quarterly and annual periods. These risks and uncertainties are further defined in filings and reports by us with the U.S. Securities and Exchange Commission (SEC). Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in our filings with the Securities and Exchange Commission. Among other matters, we may not be able to sustain growth or achieve profitability based upon many factors including, but not limited to, general market conditions. Reference is hereby made to cautionary statements set forth in our most recent SEC filings. We have incurred and will continue to incur significant expenses in our expansion of our existing and new service lines, noting there is no assurance that we will generate enough revenues to offset those costs in both the near and long term.  Additional service offerings may expose us to additional legal and regulatory costs and unknown exposure(s) based upon the various geopolitical locations where we will be providing services, the impact of which cannot be predicted at this time.

Customer Contact:

Jonathan Nassar, Executive Vice President of Sales

urban-gro, Inc.

Email: jonathan.nassar@urban-gro.com

Phone: 720-530-5018

Investor Relations Contact:
Phil Carlson

KCSA Strategic Communications

Email: pcarlson@kcsa.com

Phone: 212-896-1233

Media Contact:
Anne Graf

KCSA Strategic Communications

Email: agraf@kcsa.com

Phone: 786-390-2644

For Desert Aire inquiries, please contact:

Paul Stewart, Vice President of Sales
Desert Aire, LLC
PStewart@desert-aire.com
Phone: 262-946-7400

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